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CUSIP NO. 37245X203


                                                                       EXHIBIT 8

                             JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned each agree that the Schedule 13D to which this exhibit is attached is filed on behalf of each of them.


Dated: November 20, 2003
                                    QUESTOR PARTNERS FUND II, L.P.
                                    a Delaware limited partnership

                                    By:    Questor General Partner II, L.P.
                                           its General Partner
                                    By:    Questor Principals II, Inc.
                                           its General Partner


                                    By:    /s/ Robert D. Denious
                                           ---------------------
                                    Title: Managing Director

                                    QUESTOR SIDE-BY-SIDE PARTNERS II, L.P.
                                    a Delaware limited partnership


                                    By:    Questor Principals II, Inc.
                                           Its General Partner

                                    By:    /s/ Robert D. Denious
                                           ---------------------
                                    Title: Managing Director

                                    QUESTOR SIDE-BY-SIDE PARTNERS II 3(C)(1),
                                    L.P.
                                    a Delaware limited partnership

                                    By:    Questor Principals II, Inc.
                                           Its General Partner

                                    By:    /s/ Robert D. Denious
                                           ---------------------
                                    Title: Managing Director




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